                                                                    EXHIBIT 10.6

                                [CPC LETTERHEAD]



                               November 17, 1998


SENT VIA FACSIMILE (941) 748-1969
---------------------------------

Mr. Dale Ferguson
Vice President
Automation Specialties Enterprises, Inc.
1836 14th Street West
Bradenton, Florida  34205

     Re:  Research and Development Engineering Services
          ---------------------------------------------

Dear Mr. Ferguson:

     This letter follows up recent conversations and meetings with the Company's representatives regarding your company, Automation Specialties Enterprises, Inc. ("ASE"). The subject matter of these meetings dealt with an additional Research and Development Engineering Consulting Services assignment on the CPCA 2000 units for engineering services relating to future product enhancement analysis.

     This specific task assignment beginning December 1, 1998 covering a period of approximately six months or less will be for approximately $60,000 in Research and Development Engineering Consulting Services. In consideration for these services will be the 100% stock transfer of DSDA Group, Inc. has the two patents of the self-destruct double syringe assigned to it by the U.S. Patent Office.

     With your signature approving this transaction below in consideration for services to be performed, I will authorize the Company's legal counsel, Mr. Daniel K. Donahue of Oppenheimer Wolff & Donnelly LLP to prepare a stock purchase agreement for DSDS Group, Inc. to be transferred to ASE within the necessary timeframes.

     We look forward to much continued success for both of our companies as we move forward in delivery solutions for the treatment of heart disease.
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     If you have any questions, please do not hesitate to contact me.

                                           Sincerely,

                                           /s/ Rod A. Shipman
                                           -----------------------------------
                                           Rod A. Shipman

     I agree to the terms and conditions as set forth in this transaction for consulting services to be rendered.


/s/ Dale Ferguson                               November 19, 1998
-----------------                               -----------------
Dale Ferguson, Vice President                   Date
Automation Specialties Enterprises, Inc.


cc:  Mr. Daniel K. Donahue, Oppenheimer Wolff & Donnelly LLP
     Mr. Paul Shabty, CTM Group, Inc.